Exhibit 10.1

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to Promissory Note (this “Amendment”) is made as of January 3, 2008 to the Promissory Note (the “Note”) issued under the Purchase Agreement dated June 29, 2007 (the “Purchase Agreement”) by and between United Systems Access, Inc., doing business as U.S.A. Telephone (“USA Telephone”), and Mobilepro Corp. (the “Company”) for a loan by the Company in the principal amount of $2,000,000. Capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

WHEREAS, the Note was due and payable upon the earlier of January 1, 2008 or the Second Closing; and

WHEREAS, USA Telephone has informed the Company that it cannot make the $2,000,000 Note payment on January 1, 2008 but intends to pay $500,000 no later than January 4, 2008, $500,000 no later than January 11, 2008 and the remaining $1,000,000 on or before the earlier of March 31, 2008 or the Second Closing; and

WHEREAS, the parties to this Agreement desire to amend the Note to allow additional time for USA Telephone to pay the principal amount of the Note in full.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of the Note. The terms of the Note are hereby amended as follows:

USA Telephone shall pay $2,000,000 as follows: $500,000 no later than January 4, 2008, $500,000 no later than January 11, 2008 and $1,000,000 at the earlier of March 31, 2008 or the Second Closing. Interest payments shall be due on the unpaid principal balance outstanding from time to time on this Note after January 3, 2008 until paid in full at a rate of 7.75% per annum (computed on the basis of the actual number of days elapsed in a 360 day year). If the $500,000 payments due on January 4, 2008 and January 11, 2008, respectively, and the $1,000,000 payment due the earlier of March 31, 2008 or the Second Closing are not paid by such dates, then this Note shall be in default with respect to such amounts as are due and owing and the interest rate on the unpaid principal that is due and owing shall immediately become 12% per annum. All payments shall be in lawful money of the United States in immediately available funds.

Section 2. Effect of Amendment. Except as amended hereby, the Note shall continue in full force and effect and its terms are incorporated herein by this reference.

Section 3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Maine.

Section 4. Titles and Subtitles. The titles of the sections and subtiles of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

Section 5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first set forth above.

MOBILEPRO CORP.

By:	/s/ Jay O. Wright
Name: Jay O. Wright
Title: CEO

UNITED SYSTEMS ACCESS, INC.

By:	/s/ L. William Fogg
Name: L. William Fogg
Title: Chief Executive Officer

Signature Page to Amendment No. 1 to Promissory Note

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